EXHIBIT 99.1

FOR RELEASE FEBRUARY 9, 2010 6:00am ET

SOURCE: Uni-Pixel, Inc.

UniPixel Announces Strategic Relationship with Avery Dennison

Completion of Agreements to Collaborate on Technology Advancement and Production

The Woodlands, TX (February 9, 2010) — Uni-Pixel, Inc. (OTCBB: UNXL), the developer of a color display technology called Time Multiplexed Optical Shutter (“TMOS”) and thin-film materials branded under the name Opcuity™ that incorporate advanced micro-structure technology, today announced that it has structured a strategic relationship with Avery Dennison to collaborate on a number of technical innovations.  The relationship covers a variety of technologies that UniPixel has innovated while advancing its work on its TMOS displays and Opcuity Performance Engineered Films.  Specific terms of agreements and the mutual development work under way are not being disclosed for confidentiality reasons.

Since the Company’s inception, UniPixel has been engaged with both potential customers and potential production partners to develop its technologies into products that leverage UniPixel intellectual property and know how.  By working closely with Avery Dennison, UniPixel has proven that its advances can be applied to a number of product opportunities in a variety of ways.  The relationship between the companies will serve to fully explore and apply these advances to both new products and existing products.

Reed Killion, UniPixel’s president and CEO, noted, “We are thrilled to partner with Avery Dennison, a company of world-class caliber with tremendous talent and resources.  Combining our innovations with their technical expertise has proven to be a winning formula.  We look forward to advancing our technologies and products to market through this unique relationship.  Every week as we interact with the Avery team, our discussions and project reviews generate new applications and implementations.  We have long considered ourselves to be pioneers in a number of areas, and Avery has demonstrated that we can mutually benefit from our innovative work combined with their execution excellence.”

Kelly Winegarden, General Manager at Avery, commented, “There is a lot of excitement within Avery in working on our collaboration with UniPixel.  We have identified a number of mutually beneficial opportunities to explore.  The UniPixel team is very talented and brings a robust set of technology developments to the relationship.  We have been extremely pleased by the early successes we have seen working together.”

With multiple revenue generating opportunities aligning in 2010, UniPixel is confident that it continues to position the Company to aggressively ramp sales and business operations.  Killion concluded, “We continue to execute on our strategy to commercialize our unique technology developments.  To support this effort, we continue to expand our engagements with world-class partner companies like Avery to participate with us in the commercialization of our Opcuity films and our field sequential color display technologies.”

For additional information contact:

Uni-Pixel, Inc. Investor Relations:

Laura Guerrant-Oiye

Guerrant Associates

Phone:  808-882-1467

E-mail: lguerrant@guerrantir.com

Uni-Pixel, Inc. Public Relations:

Stacey Voorhees-Harmon

Public Relations Consultant

Phone: 925-336-9592

E-mail: stacey@savvypublicrelations.net

About Uni-Pixel, Inc.

Uni-Pixel, Inc. has developed, patented, and is working to commercialize a new color display technology it calls Time Multiplexed Optical Shutter (“TMOS”), which can be used for a wide variety of applications, ranging from cell phones and industrial displays to televisions and large digital signage systems. In support of its TMOS development, UniPixel has created a family of thin film products it calls Opcuity™ that have broad applications. UniPixel’s TMOS technology offers significant advantages over existing display alternatives including lower cost to produce, superior brightness, improved picture quality, lower power consumption and a broad range of design flexibility. UniPixel licenses its TMOS technology to manufacturing partners and intends to supply its Opcuity™ thin films to those manufacturers. UniPixel produces Opcuity™ FPR which serves as a high performance protective cover film for touch screen displays. The Company’s corporate headquarters are located in The Woodlands, TX. For further information please see http://www.unipixel.com.

About Avery Dennison

Avery Dennison is a recognized industry leader that develops innovative identification and decorative solutions for businesses and consumers worldwide. The Company’s products include pressure-sensitive labeling materials; graphics imaging media; retail apparel ticketing and branding systems; RFID inlays and tags; office products; specialty tapes; and a variety of specialized labels for automotive, industrial and durable goods applications. A FORTUNE 500 Company with sales of $6 billion in 2009, Avery Dennison is based in Pasadena, California and has employees in over 60 countries. For more information, visit www.averydennison.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10 for the year ended December 31, 2008. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10 for the year ended December 31, 2008, as well as other public filings with the SEC since such date.